Exhibit A

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Aquila Biopharmaceuticals, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in counterparts all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 11th day of February, 1998.

                                                 /s/ Douglas Schloss
                                                        Douglas Schloss


                                                 /s/ Richard P. Schloss
                                                      Richard P. Schloss



                                                 MARCUS SCHLOSS & CO., INC.


                                                 By: /s/ Douglas Schloss
                                                         Douglas Schloss
                                                         Chairman


                               Page 12 of 12 pages